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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                              FOR BRIAN S. AUNE

This First Amendment (this "Amendment") is dated November 14, 1997 BETWEEN HAWKER PACIFIC AEROSPACE (formerly Hawker Pacific, Inc.) ("HPI"), having its principal place of business at 11240 Sherman Way, Sun Valley, California 91352, AND BRIAN S. AUNE ("Employee") of 25665 N. Shaw Place, Stevenson Ranch, California 91381, in order to amend that certain Employment Agreement, dated November 1, 1996 (the "Agreement") between HPI and Employee as herein set forth:

1. Section 4.1 of this Agreement is hereby amended to read in its entirety as follows:

   "4.1 BASE SALARY. Effective October 6, 1997, HPI shall pay Employee a base salary of $130,000 (one hundred thirty thousand dollars) per year."

2. This Agreement is hereby amended to add a new Section 8 of the Agreement to read in its entirety as follows:

    "8. CHANGE IN CONTROL. In addition to any compensation, benefits or rights Employee may have under Sections 4 and 5 above, in the event of a "change in control," Employee will be paid twelve (12) months salary based on the total compensation package then in effect, in accordance with a payment schedule to be determined at the time of such "change in control". As used in this Agreement, a "change in control" shall mean (i) the sale, transfer, conveyance or disposition, whether direct or indirect, of all or substantially all of the assets of HPI, (ii) a consolidation or merger of HPI with or into any entity in which HPI is not the surviving entity, (iii) a consolidation or merger of HPI with or into any other entity in which HPI is the surviving entity, if immediately after such transaction the shareholders of HPI own less than 35% of the voting power of the capital stock of the surviving entity that is normally entitled to vote in the election of directors, or (iv) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not applicable), other than the shareholders of Unique Investment Corporation ("Unique") or affiliates of Unique, becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act) in excess of 30% of the HPI's voting power of the capital stock normally entitled to vote in the election of directors of HPI. The provisions of this Section 8 shall also apply if Employee is terminated for any reason within 90 days of any "change in control" of HPI, as defined above.

          The parties execute this Agreement on the date set forth above.

HAWKER PACIFIC AEROSPACE                    EMPLOYEE


By: /s/ DAVID LOKKEN                        /s/ BRIAN S. AUNE
   ------------------------------           ------------------------------
   David Lokken                             Brian S. Aune
   Its: President & CEO

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